UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Champions Oncology, Inc.
(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Champions Oncology, Inc.
One University Plaza, Suite 307
Hackensack, New Jersey 07601

Notice of Annual Meeting of Stockholders
to be held on
October 20, 2021

To the Stockholders of Champions Oncology, Inc.:

The Annual Meeting of Stockholders of Champions Oncology, Inc., a Delaware corporation (the “Company”), will be held at the Company’s headquarters, located at One University Plaza, Suite 307, Hackensack, New Jersey 07601, on Wednesday, October 20, 2021 at 9:00 a.m., Eastern time, for the following purposes:

1.	Elect the seven Board of Director nominees named in the accompanying Proxy Statement to the Board of Directors for the ensuing year and until his successor has been elected and qualified, or until his earlier death, resignation or removal;

2.	Ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2022;

3.	Approve a non-binding advisory resolution relating to the compensation of our named executive officers;

4.	Approve the 2021 Equity Incentive Plan (the "Incentive Plan"); and
5.	Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed August 27, 2021 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

UNLESS YOU PROVIDE SPECIFIC INSTRUCTIONS AS TO HOW TO VOTE, BROKERS MAY NOT VOTE YOUR SHARES OF COMMON STOCK ON THE ELECTION OF DIRECTORS, THE NON-BINDING ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, OR ON THE 2021 INCENTIVE PLAN.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on October 20, 2021

Pursuant to rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials over the Internet, allowing us to provide the information stockholders need, while lowering delivery and printing expenses. On or about September 3, 2021, we will mail to our stockholders a notice containing instructions on how our stockholders may access online our 2021 Proxy Statement and 2021 Annual Report on Form 10-K. Our Form 10-K does not constitute a part of the proxy solicitation material, but provides you with additional information about the Company. These materials are available on the following website: https://www.iproxydirect.com/CSBR.

We invite your attention to each of these documents, and we invite you to attend the Annual Meeting of Stockholders, in person.

By Order of the Board of Directors

Ronnie Morris
Chief Executive Officer
Hackensack, New Jersey

August 30, 2021

EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE YOUR SHARES ONLINE, OR UPON REQUEST, OBTAIN A PROXY CARD AND RETURN IT PROMPTLY TO OUR TABULATOR. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON AT THE MEETING.

Champions Oncology, Inc.
One University Plaza, Suite 307
Hackensack, New Jersey 07601
(551) 206 8104

Proxy Statement For Annual Meeting of Stockholders
Approximate Date of Mailing: September 3, 2021

The accompanying proxy is solicited by the Board of Directors of Champions Oncology, Inc., a Delaware corporation, in connection with the Annual Meeting of Stockholders (the “Meeting”) to be held on October 20, 2021, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying notice of the meeting. The Board of Directors has fixed the close of business on August 27, 2021 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the meeting. On that date, there were outstanding 13,415,066 shares of the Company’s common stock par value $0.001 per share (the “Shares”). The Board of Directors has designated its headquarters at One University Plaza, Suite 307, Hackensack, New Jersey 07601 as the place of the Meeting. The Meeting will be called to order at 9:00 AM, Eastern time.

The Board of Directors solicits this proxy and urges you to vote immediately. Unless the context otherwise indicates, references to “Champions,” “we,” “us,” “our” or “the Company” means Champions Oncology, Inc.

Pursuant to the e-proxy rules and regulations adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. On or about September 3, 2021, we will mail to our stockholders a notice (the “E-Proxy Notice”) containing instructions on how to access online our 2021 Proxy Statement, and Annual Report on Form 10-K. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting proxy materials included in the E-Proxy Notice. These materials will be available free of charge and will be sent to you within three business days of your request. Our Annual Report on Form 10-K does not constitute a part of the proxy solicitation material, but provides you with additional information about the Company.

Each record holder of Shares on the Record Date is entitled to one vote for each Share held on all matters to come before the Meeting, including the election of directors. Because most of our stockholders cannot attend the Meeting in person, it is necessary for a large number to be represented by proxy. Stockholders may vote by going online and casting their votes electronically or by requesting a proxy card and mailing it to us to the attention of Ronnie Morris, Chief Executive Officer of the Company. Please check the information forwarded by your bank, broker or other holder of record to see what options are available to you. A proxy may be revoked at any time before its exercise by delivering a later dated proxy, or written notice of revocation, to us to the attention of Ronnie Morris, Chief Executive Officer of the Company, or by voting by ballot at the Meeting. Mere attendance at the Meeting will not revoke a proxy. If you are a beneficial owner of Shares not registered in your own name, you will need additional documentation to vote personally at the Meeting, as set forth in the instruction form you receive from your bank, broker or its nominee.

QUESTIONS AND ANSWERS FOR ANNUAL MEETING

Q:	Who is asking for my vote and why am I receiving this document?

A:	The Board of Directors asks that you vote on the matters listed in the Notice of Annual Meeting of stockholders that are more fully described in this Proxy Statement.

We are providing this Proxy Statement and related proxy card to our stockholders in connection with the solicitation by the Board of Directors of proxies to be voted at the Meeting. A proxy, if duly executed and not revoked, will be voted in accordance with the specific instructions noted on the proxy and, if it does not contain specific instructions, will be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement.

Q:	Who is entitled to vote?

A:	You may vote if you owned Shares on August 27, 2021, the date established by the Board of Directors under Delaware law and our by-laws for determining stockholders entitled to notice of and to vote at the Meeting. On the record date, there were 13,415,066 Shares outstanding. Each Share outstanding on the record date is entitled to one vote.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person to vote your stock. If you designate someone in writing as your proxy or proxy holder, that document is also called a proxy or a proxy card. Dr. Ronnie Morris and Mr. David Miller have been designated as proxies or proxy holders for the Meeting. Proxies properly executed and received by our Secretary prior to the Meeting and not revoked will be voted in accordance with the terms thereof.

Q:	What is a voting instruction?

A:	A voting instruction is the instruction form you receive from your bank, broker or its nominee if you hold your Shares in street name. The form instructs you on how to direct your bank, broker or its nominee, as record holder, to vote your Shares.

Q:	What am I voting on at the Meeting?

A:	You will be voting on the following matters at the Meeting:

•Election of the seven named nominees to the Board of Directors;
•Ratification of EisnerAmper LLP as the Company’s independent registered public accounting firm;
•Approval of a non-binding advisory resolution relating to the compensation of our named executive officers;
•Approval of the 2021 Equity Incentive Plan; and
•Any other business that may properly come before the Meeting or any adjournments or postponements thereof.

Q:	How many votes must be present to hold the Meeting?

A:	In order for the Meeting to be conducted, a majority of the outstanding Shares as of the Record Date must be represented in person or by proxy at the Meeting. This is referred to as a quorum. Abstentions, withheld votes and Shares held of record by a bank, broker or its nominee (“Broker Shares”) that are voted on any matter (including an abstention or withheld vote by Broker Shares) are included in determining the number of votes present. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

Q:	What vote is needed to elect directors?

A:	The election of each nominee for director requires the affirmative vote of the holders of a plurality of the Shares voted in the election of directors.

Q:	What vote is needed to ratify the appointment of EisnerAmper LLP?

A:	The ratification of the appointment of EisnerAmper LLP requires the affirmative vote of a majority of the Shares present or represented by proxy at the Meeting.

Q:	What vote is needed to approve the non-binding advisory resolution relating to the compensation of our named executive officers?

A:	The approval of the non-binding advisory resolution relating to the compensation of our named executive officers requires the affirmative vote of a majority of the Shares present or represented by proxy at the Meeting that voted. Because your vote is advisory in nature, it will not be binding on the Company or the Board of Directors. However, the Board of Directors will review the results of the voting on this resolution and consider them when making future decisions on executive compensation.

Q:	What vote is needed to approve the 2021 Equity Incentive Plan?

A:	The approval of the 2021 Equity Incentive Plan requires the affirmative vote of a majority of the Shares present or represented by proxy at the Meeting that voted.

Q:	What are the voting recommendations of the Board of Directors?

A:	The Board of Directors recommends that stockholders vote “FOR” all of the proposed nominees for director, “FOR” the ratification of the appointment of EisnerAmper LLP, “FOR” the non-binding resolution approving the compensation of our named executive officers and “FOR” the approval for the 2021 Equity Incentive Plan.

Q:	How do I vote?

A:	Stockholders may vote by going online and casting their votes electronically or by requesting a proxy card and mailing it to us to the attention of Ronnie Morris, Chief Executive Officer of the Company.

Stockholders who hold Shares through banks, brokers or other nominees who wish to vote at the Meeting should be provided voting instructions on the instruction form provided to them from the institution that holds their Shares. If this has not occurred, please contact the institution that holds your Shares.

The deadline for votes received by mail is 9:00 a.m., Eastern time, on October 19, 2021.

Q:	Can I attend the Meeting?

A:	The Meeting is open to all holders of our Shares as of the Record Date, August 27, 2021. However, in light of the ongoing developments related to the COVID-19 pandemic and to protect the health of our stockholders and the community, space will be limited and seating at the Meeting will be available on a first-come, first-served basis. You may vote by attending the Meeting and voting in person. Even if you plan to attend the Meeting, however, we encourage you to vote your Shares by proxy. We will not permit cameras, recording devices or other electronic devices at the Meeting.

Q:	Can I change or revoke my vote?

A:	Any stockholder giving a proxy may change or revoke it at any time before it is voted at the Meeting. A proxy can be changed or revoked by:
¬ delivering a later dated proxy, or written notice of revocation, to us to the attention of Ronnie Morris, Chief Executive Officer of the Company; or ¬ appearing at the Meeting and voting in person.

If you decide to vote by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the proxy card in the event that you decide later to change or revoke your proxy at the Meeting. Your attendance at the Meeting will not itself revoke a proxy.
If you are a stockholder whose Shares are held in street name with a bank, broker or other nominee, you must follow the instructions found on the voting instruction form provided by the bank, broker or other nominee, or contact your bank, broker or other nominee in order to change or revoke your previously given proxy.

Q:	How will my Shares be voted if I sign, date and return my proxy card or voting instruction form, but do not provide complete voting instructions with respect to each proposal?

A:	Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, it is intended that all proxies that are signed and returned will be voted “FOR” the election of all nominees for director, “FOR” the ratification of the appointment of EisnerAmper LLP ,“FOR” the non-binding resolution approving the compensation of our named executive officers and “FOR” the approval of the 2021 Equity Incentive Plan. As to any other business that may properly come before the Meeting, the persons named in the enclosed proxy card or voting instruction will vote the Shares represented by the proxy in the proxy holders’ discretion. The Board of Directors does not presently know of any other such business.

Q:	How will my Shares be voted if I do not return my proxy card or my voting instruction form?

A:	It will depend on how your ownership of Shares is registered. If you own your Shares as a registered holder, which means that your Shares are registered in your name with our transfer agent, your Shares will only be voted if our transfer agent receives specific voting instructions from you. Otherwise, your unvoted Shares will not be represented at the Meeting and will not count toward the quorum requirement, which is explained under “Questions and Answers — How many votes must be present to hold the Meeting?” above, unless you attend the Meeting to vote them in person.

If you are a stockholder whose Shares are held in street name, meaning that your Shares are registered in the name of your bank, broker or other nominee, your bank, broker or other nominee may not vote your Shares in its discretion (with certain limited exceptions) unless you have provided voting instructions to the bank, broker or its nominee.

Generally, your broker may vote your Shares in its discretion on “routine matters.” We believe that the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm is a routine matter for which brokerage firms may vote in their discretion on behalf of their clients if no voting instructions are provided. Therefore, if you are a stockholder whose Shares are held in street name with a bank, broker or other nominee and you do not return your voting instruction form, your bank, broker or other nominee may vote your Shares on the ratification of the appointment by the Audit Committee of EisnerAmper LLP as our independent registered public accounting firm.

Q:	Where can I find the results of the Meeting?

A:	We intend to announce preliminary voting results at the Meeting and publish final results through a Current Report on Form 8-K that we will file with the SEC within four business days of the Meeting.

Q:	Who pays for the solicitation of proxies?

A:	We will pay for the cost of the solicitation of proxies.

Q:	Could other matters be decided at the Meeting?

A:	As of the date of the mailing of this Proxy Statement, the Board of Directors did not know of any other business that might be brought before the Meeting. However, if any other matters should properly come before the Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

Q:	Where can I find the corporate governance materials?

A:
The charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, are available on our Internet website at http://www.championsoncology.com under the Corporate Governance section of the Investor Relations tab and are available in print to any stockholder upon request by contacting our investor relations department as described below.

Q:	How do I communicate with the Board of Directors?

A:	Stockholders and other interested persons may communicate with the full Board of Directors, a specified committee of the Board of Directors or a specified individual member of the Board of Directors in writing by mail addressed to Champions Oncology, Inc., One University Plaza, Suite 307, Hackensack, New Jersey 07601, Attention: Chairman of the Nominating and Corporate Governance Committee. The Chairman of the Nominating and Corporate Governance Committee and his duly authorized agents are responsible for collecting and organizing stockholder communications. Absent a conflict of interest, the Chairman of the Nominating and Corporate Governance Committee is responsible for evaluating the materiality of each stockholder communication and determining whether further distribution is appropriate, and, if so, whether to (1) the full Board of Directors, (2) one or more committee members, (3) one or more Board members and/or (4) other individuals or entities.

***********

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting
to Be Held on October 20, 2021.

This Proxy Statement and our Annual Report on Form 10-K are both available free of charge at https://www.iproxydirect.com/CSBR. We will provide without charge to each person to whom this Proxy Statement has been delivered, on the request of any such person, additional copies of our Annual Report on Form 10-K. Requests should be directed to our investor relations department as follows:

Champions Oncology, Inc.
One University Plaza
Suite 307
Hackensack, New Jersey 07601
Attention: David Miller, Investor Relations
Telephone: 551-206-8104

We also make available free of charge through our Internet website our Annual Reports on Form 10-K for prior years, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. The information on our Internet website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

Proposal No. 1
Election of Directors

Our Nominating and Corporate Governance Committee has unanimously recommended to the Board of Directors, and the Board of Directors has unanimously approved, the persons named below as nominees for election to the Board of Directors at the Meeting. Each nominee has consented to being named as such and to serve as such if elected. Each of these nominees currently serves as a director. Each nominee who is elected will serve as a director until his successor is elected at our next annual meeting of stockholders and until his successor has been elected and qualified, or until his earlier death, resignation or removal. Unless contrary instruction is given, the person(s) named in the proxies solicited by the Board of Directors will vote each such proxy for the election of the named nominees. If a nominee is unable to serve, the Shares represented by all properly executed proxies which have not been revoked will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may reduce the size of the Company's Board to eliminate the vacancy. At this time, the Company's Board does not anticipate that the nominees will be unavailable to serve.

Set forth below is information concerning the age, principal occupation, employment and directorships during the past five years and positions with the Company of each nominee, and the year in which he first became a director of the Company. Also set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that each nominee should serve as a director as of the date of this Proxy Statement, in light of the Company’s business and structure. The Nominating and Corporate Governance Committee reviews at least annually the skills and characteristics of new and existing directors. Except as described below, there are no known arrangements or understandings between any director or nominee for director of the Company and any other person pursuant to which such director or nominee has been selected as a director or nominee.

Name	Position(s) Presently Held
Ronnie Morris, M.D.	Chief Executive Officer and Director
Joel Ackerman	Chairman of the Board
David Sidransky, M.D.	Lead Director
Daniel Mendelson	Director
Scott R. Tobin	Director
Philip Breitfeld, M.D.	Director
Robert Brainin	Director

Ronnie Morris, M.D., age 55, has served as Chief Executive Officer and a Director of the Company since January 2017. Dr. Morris previously served as the President and a director of the Company from October 2010 to January 2017. Dr. Morris received his medical degree from the University of Medicine and Dentistry of New Jersey in 1993, completed his residency at the Long Island Jewish Medical Center in 1996, and obtained his certification from the American Board of Internal Medicine in 1996. From 1996 to 2004, Dr. Morris practiced internal medicine and was a managing partner of Prohealth Medical Group in Boca Raton, Florida where, in addition to his personal medical practice of more than 2,500 patients, he managed over 30 physicians in a multi-specialty practice, was responsible for the practice’s financial operations, and coordinated and created ancillary revenue services for the practice. From 2004 to 2006, Dr. Morris was Vice President and Medical Director of AllianceCare Inc. in Boynton Beach, Florida, a company that provides home health care, physical therapy, and doctor “house calls”. In that capacity, Dr. Morris was responsible for the physician house call business, developed new markets, managed and directed 150 employees, tripled revenue and brought his division to profitability. In 2001, in Boca Raton, Florida, Dr. Morris co-founded MDVIP, Inc., a personalized healthcare services company. Until 2009, when MDVIP was acquired by Procter and Gamble Co., Dr. Morris served on MDVIP’s Board of Directors, as Medical Director, and as a member of its executive management team. In those capacities, Dr. Morris conceptualized, developed and helped build MDVIP from a start-up company into a national leader in personalized healthcare services, with a network of 400 doctors in 29 states and 125,000 consumers/patients. Since 2009, Dr. Morris has been a private investor. Dr. Morris’s employment agreement with the Company provides that the Company will nominate him for election as a director for so long as he serves as an executive officer of the Company.

Dr. Morris is well-qualified to serve as a member of the Company’s Board of Directors, due to his extensive operational and managerial experience in the healthcare industry.

Joel Ackerman, age 56, has served as the Chairman of the Board of the Company since January 2017. Previously, Mr. Ackerman served as Chief Executive Officer and a director of the Company from October 2010 to January 2017. Mr Ackerman is currently the Chief Financial Officer of Davita, Inc. Mr. Ackerman received a bachelor’s degree from Columbia University, where he graduated summa cum laude in 1988, and a master’s degree in Physics from Harvard University in 1990.  From 1990 to 1993, Mr. Ackerman was an associate with Mercer Management Consulting, a global strategy consulting firm.  From 1993 to 2008, Mr. Ackerman was employed by Warburg Pincus, LLC, a global private equity investment firm.  There, Mr. Ackerman served in various capacities including Managing Director, Head of Healthcare Services, and as a member of the firm’s executive management team. During 2010, Mr. Ackerman served as a senior portfolio fellow with Acumen Fund, a non-profit global venture fund that uses entrepreneurial approaches to address global poverty.

Mr. Ackerman is well-qualified to serve as a member of the Company’s Board of Directors, due to his broad and extensive operational and financial experience in the healthcare and biomedical industries.

David Sidransky, M.D., age 61, has served as Lead Director of the Company since November 2016. Previously, Dr. Sidransky served as the Chairman of the Company from October 2007 to November 2016 and has served as a director of the Company since August 2007. Dr. Sidransky is a Professor of Oncology, Otolaryngology-Head and Neck Surgery, Cellular & Molecular Medicine, Urology, Genetics, and Pathology at Johns Hopkins University and Hospital. In the field of oncology, Dr. Sidransky is one of the most highly-cited researchers in clinical and medical journals in the world, with over 600 peer-reviewed publications in the past decade. He has also contributed to more than 60 cancer reviews and chapters. Dr. Sidransky is a founder of a number of biotechnology companies and holds numerous biotechnology patents. He has served as Vice Chairman of the Board of Directors of ImClone Systems, Inc., a global biopharmaceutical company committed to advancing oncology care, and was a director, until its merger with Eli Lilly. Dr. Sidransky is Chairman of Ayala and serves on the board of directors of Galmed, Ascentage, and Orgenesis. From 2005 to 2008, Dr. Sidransky served as Director of the American Association for Cancer Research (AACR). Dr. Sidransky is the recipient of many awards and honors, including the 1997 Sarstedt International Prize from the German Society of Clinical Chemistry, the 1998 Alton Ochsner Award Relating Smoking and Health by the American College of Chest Physicians, the 2004 Hinda and Richard Rosenthal Award for innovative research and the 2017 team award from the AACR for the development of circulating DNA testing. Dr. Sidransky is certified in Internal Medicine and Medical Oncology by the American Board of Medicine. Dr. Sidransky received his bachelor’s degree from Brandeis University and his medical degree from the Baylor College of Medicine.

Dr. Sidransky is well-qualified to serve as a member of the Company’s Board of Directors, based on his extensive experience in clinical and medical oncology, his stature as a leading researcher in the field, and his experience with biotechnology companies.

Daniel N. Mendelson, age 57, has served as a Director of the Company since March 2013. Mr. Mendelson is CEO of Morgan Health at JPMorgan Chase & Co. He was previously Founder and CEO of Avalere Health, a healthcare advisory company based in Washington DC. Mr. Mendelson also served as Operating Partner at Welsh Carson, a private equity firm. Before founding Avalere, Mr. Mendelson served as associate director for Health at the Office of Management and Budget in the Clinton White House. Mr. Mendelson currently also serves as adjunct professor at the Georgetown University McDonough School of Business and on the board of Vera Whole Health and the Alliance for Health Policy. He previously served on the boards of Coventry Healthcare, HMS Holdings, Pharmerica, Partners in Primary Care, Centrexion, and Audacious Inquiry. He holds a BA from Oberlin College, and an MPP from the Kennedy School of Government at Harvard University.

Mr. Mendelson is well-qualified to serve as a member of the Company’s Board of Directors, due to his business experience in healthcare companies, government experience and business administration education.

Scott R. Tobin, age 50, has served as a director of the Company since June 2011. Mr. Tobin joined Battery Ventures, a venture capital/private equity firm, in 1997 where he has been a managing partner of various funds affiliated with the firm since May 2000. He leads investments in the United States, Israel and Europe and has focused his investments in enterprise infrastructure, materials science, application software, business services, media and financial services. Mr. Tobin has been named multiple times to the Forbes Midas List, which ranks top venture capitalists from around the world. He graduated with honors from Brandeis University with a BA in International Relations and Islamic and Middle Eastern Studies.

Mr. Tobin is well-qualified to serve on the Company’s Board of Directors due to his extensive corporate finance and multi-national operational experience.

 Philip Breitfeld, M.D., age 68, has served as a director of the Company since April 2016. Dr. Breitfeld is the Chief Medical Officer for Allterum Therapeutics and prior to that was the Global Vice President at Quintiles, responsible for the Therapeutic Centers of Excellence. Prior to that, he led the Oncology Center of Excellence at Quintiles where he worked with many large, mid-size and emerging biopharmaceutical firms. He held senior clinical development positions at Merck KGaA (EMD Serono in the US), where he led oncology development in the US, and at BioCryst, where he led oncology development and was Associate Chief Medical Officer. Prior to his career in industry, he held academic positions at Harvard, University of Massachusetts, Indiana University, and Duke. He has approximately 50 publications in the literature dealing with basic cell and molecular biology, and translational and clinical oncology. He was trained in Pediatric Hematology/Oncology at the Dana-

Farber Cancer Institute, was a visiting scientist at the Whitehead Institute at MIT, received his medical degree (MD) from the University of Rochester, and his undergraduate degree (AB in chemistry) from Princeton.

Dr. Breitfeld is well-qualified to serve as a member of the Company’s Board of Directors due to his extensive experience with clinical oncology development, operational experience and research.
  Robert Brainin, age 50 has served as a director of the Company since February 2021. He was most recently the Chief Executive Officer of Genuity Science, where he also served as a director. He joined Genuity as the Chief Operating Officer in August 2017. Before joining Genuity, he was Vice President and General Manager of Life Sciences and Applied Genomics at Illumina, and, before that as a Vice President/General Manager of the Enterprise Genomics Solutions business of Thermo Fisher Scientific, Inc.. He joined Thermo Fisher via its acquisition of Life Technologies, Inc. in 2014. From 2004 to 2014, Mr. Brainin served in a number of positions at Life Technologies and its predecessor, Invitrogen, predominantly leading a variety of large businesses that served customers in the academic and BioPharma segments. In all these roles, he led the expansion of the applications of technologies or genomic data to new fields to serve the needs of growing types of users. Earlier in his career, he was a management consultant at McKinsey & Co. and has served as an adjunct professor at the University of San Diego School of Law. Mr. Brainin holds an undergraduate degree in economics from Emory University and a law degree from Harvard Law School. He currently serves on the Board of Directors of The Children’s Tumor Foundation.

Mr. Brainin is well-qualified to serve on the Board due to his extensive experience in companies that commercialize scientific technologies.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES.

Corporate Governance

Independence of Directors

The Company's Board has determined that Messrs. Sidransky, Mendelson, Tobin, Breitfeld and Brainin are “independent” as defined in Rule 5605(a)(2) of the Nasdaq Stock Market Rules (“Nasdaq Rules”). The Company's Board currently consists of five independent directors and two non-independent directors.

Board of Directors Meetings

During the fiscal year ended April 30, 2021, the Company's Board met four times. No incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Company's Board held during the year and (2) the total number of meetings held by all committees on which the director served during such year.

Board Committees

The Company's Board has the following committees, each of which meets at scheduled times:

Audit Committee. The Audit Committee is appointed by the Company's Board to assist the Company's Board in its duty to oversee the Company’s accounting, financial reporting and internal control functions and the audit of the Company’s financial statements. The role of the Audit Committee is to oversee management in the performance of its responsibility for the integrity of the Company’s accounting and financial reporting and its systems of internal controls, the performance and qualifications of the Company’s independent auditor, including the independent auditor’s independence, the performance of the Company’s internal audit function; and the Company’s compliance with legal and regulatory requirements.

The current members of the Audit Committee are: (i) Scott Tobin, who is serving as Chairperson, (ii) Joel Ackerman, and (iii) Daniel Mendelson, each of whom is independent under the Nasdaq Rules. The Company's Board has reviewed whether our Audit Committee members meet the heightened independence standards of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and the Nasdaq Rules, and concluded that each member meets such requirements. The Company's Board has also examined the SEC’s definition of “audit committee financial expert” and determined that Mr. Tobin satisfies this definition. Accordingly, Mr. Tobin has been designated by the Company's Board as the Company’s audit committee financial expert. The Audit Committee met four times during the fiscal year ended April 30, 2021.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and procedures that are intended to assure that the Board of Directors will be appropriately constituted and organized to meet its fiduciary obligations to the Company and the stockholders on an ongoing basis. The Nominating and Corporate Governance Committee makes recommendations to the Company's Board regarding matters and practices concerning the Company's Board, its committees and individual directors; evaluates the current composition and governance structure of the Company's Board and determines its future requirements; makes recommendations concerning the qualifications, compensation and retirement age of directors; recommends nominees for election to the Company's Board and establishes and administers a Board evaluation process; makes recommendations to the Company's Board about the appointment of directors to the Board Committees and the selection of the Chairpersons of the Board Committees; and reviews timely nominations by stockholders for the election of directors and ensures that such stockholders are advised of any action taken by the Company's Board with respect thereto.

The current members of Nominating and Corporate Governance Committee are: (i) Daniel Mendelson and (ii) Robert Brainin, each of whom is independent under the Nasdaq Rules. The Nominating and Corporate Governance Committee met one time during the fiscal year ended April 30, 2021. The policy of the Company's Board is to encourage the selection of directors who will contribute to our company. The Nominating and Corporate Governance Committee considers recommendations from stockholders, as well as other people, as it deems appropriate. Stockholders wishing to nominate a director candidate must comply with certain procedures. We explain the procedures for nominating a director candidate at next year’s annual meeting in “Other Matters.”

Compensation Committee. The Compensation Committee is charged with reviewing and determining the compensation of the Chief Executive Officer and the other executive officers of the Company. The Compensation Committee, among other things, reviews all forms of compensation for senior management of the Company, including the form and amount of current salary, deferred salary, cash and non-cash benefits and all compensation plans of the Company; approves base salary amounts, incentive and bonus compensation amounts and individual stock and/or option grants and awards for all corporate officers at or above the Vice President level (including the Chief Executive Officer) and all other reporting officers of the Company; has administered the Company’s 2010 Equity Incentive Plan and will administer the Company's 2021 Equity Incentive Plan, if approved; prepares and approves reports to stockholders on compensation matters required by the SEC and other government bodies; performs an annual performance appraisal for the Chief Executive Officer and other senior managers designated by the Board; and establishes levels of director compensation.

The current members of the Compensation Committee are: (i) Scott Tobin; and (ii) Daniel Mendelson, each of whom is independent under the NASDAQ Rules. The Compensation Committee met two times during the fiscal year ended April 30, 2021.

Director Compensation

The following table summarizes the compensation paid to directors, other than directors who are also named executive officers and whose compensation as directors is reflected in the Summary Compensation Table in the Executive Compensation section of this Proxy Statement, for the fiscal year ended April 30, 2021.

Name (1)	Fees Earned or Paid in cash ($)	Stock awards ($)	Option awards ($) (2)	All other compensation ($)	Total ($)
Joel Ackerman	—	—	61,343		61,343
Philip Breitfeld	—	—	30,670	—	30,670
Daniel Mendelson	—	—	36,805	—	36,805
David Sidransky	—	—	30,670	—	30,670
Scott R. Tobin	—	—	36,805	—	36,805
Robert Brainin	5,000	—	13,243	—	18,243

(1)Ronnie Morris is a named executive officer whose compensation is set forth in the Summary Compensation Table and related disclosure in the “Executive Compensation” section of this Proxy Statement. Dr. Morris did not receive any additional compensation for his service as director.
(2)Included in the Option Awards column is the grant date fair value of stock option grants, calculated in accordance with FASB ASC Topic 718.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Business Conduct and Ethics has been filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2008.

Communications with the Board

Any stockholder desiring to contact the Company's Board, or any specific director(s), may send written communications to: Board of Directors (Attention: (Name(s) of director(s), as applicable)), c/o the Chairman of the Nominating and Corporate Governance Committee, One University Plaza, Suite 307, Hackensack, New Jersey 07601. Any proper communication so received will be processed. If it is unclear from the communication received whether it was intended or appropriate for the Company's Board, the Chairman of the Nominating and Corporate Governance Committee will (subject to any applicable regulatory requirements) use his judgment to determine whether such communication should be conveyed to the Company's Board or, as appropriate, to the member(s) of the Company's Board named in the communication.

Leadership Structure and Risk Oversight

While the Company's Board believes that there are various structures which can provide successful leadership to the Company, we currently have separate individuals serving in the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and presides over meetings of the full Board. This structure is appropriate at this time to the Company’s business because it reflects the industry experience, vision and energy brought to the Company's Board of Directors by the Chairman, Mr. Ackerman, and the Chief Executive Officer, Dr. Morris.

Management is responsible for the day-to-day management of risks the Company faces, while the Company's Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Company's Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and the risks facing the Company. Senior management attends the Company's Board meetings and is available to address any questions or concerns raised by the Company's Board on risk management and any other matters. The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Related Party Transactions

During the years ended April 30, 2021 and 2020, we engaged in the following transactions with our directors, executive officers, nominees for director, immediate family members of our directors, executive officers or nominees, and beneficial owners of 5% or more of our common stock:

Dr. Sidransky, who is one of our directors, and who beneficially owned 5.93% of our common stock as of the Record Date, received $54,000 and $72,000 in consulting fees from us during the fiscal years ended April 30, 2021, and 2020, respectively.

Dr. Breitfeld, who is one of our directors, and who beneficially owned less than one percent of our common stock as of the Record Date, received $17,000 and $48,000 in consulting fees from us during the fiscal year ended April 30, 2021, and 2020, respectively.

Beneficial Ownership

The following table sets forth, as of the Record Date, the total number of shares of common stock beneficially owned by (i) each of our named executive officers, (ii) each of our directors, (iii) all of our current directors and officers as a group and (iv) the present owners of 5% or more of the outstanding shares of our common stock. For purposes of calculating beneficial ownership, the applicable percentage of ownership is based upon 13,415,066 shares of common stock outstanding as of the Record Date. Shares issuable pursuant to options or warrants exercisable within 60 days after the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of ownership for any other person. Unless otherwise indicated in the footnotes to this table, beneficial ownership of shares of our common stock represents sole voting and investment power with respect to those shares.

Name and Address (1)	Number of shares beneficially owned	Percentage of class
Directors, Nominees and Named Executive Officers
Joel Ackerman (2)	1,159,667	8.4%
Daniel Mendelson (3)	153,101	1.1%
David Miller (4)	61,141	*
Ronnie Morris, M.D. (5)	1,258,238	9.1%
David Sidransky, M.D. (6)	798,233	5.9%
Scott R. Tobin (7)	2,471,096	18.4%
Philip Breitfeld (8)	41,665	*
Robert Brainin (9)	8,032	*
All directors and executive officers as a group (8 persons) (10)	5,943,141	42.9%
5% Owners (not included above)
New Enterprise Associates 14, L.P. (11)	1,713,720	12.8%
Norman H. Pessin (12)	742,161	5.5%
West Elk Partners, LP (13)	676,944	5.1%

* Less than one percent.

(1)Unless otherwise specified below, the business address of each of the above persons is: c/o Champions Oncology, Inc., One University Place, Suite 307, Hackensack, NJ 07601.
(2)Includes 433,889 shares issuable upon the exercise of options that have vested or will vest within 60 days of the Record Date.
(3)Includes 103,958 shares held by a revocable living trust of which Mr. Mendelson is the lifetime beneficiary and co-trustee and 30,000 shares issuable upon the exercise of options and warrants that have vested or will vest within 60 days of the Record Date.
(4)Consists of 61,141 shares issuable upon the exercise of options that have vested or will vest within 60 days of the Record Date.
(5)Includes 411,742 shares issuable upon the exercise of options and warrants that have vested or will vest within 60 days of the Record Date and 8,333 shares held by a partnership in which Dr. Morris is a partner.
(6)Includes 49,999 shares issuable upon the exercise of options that have vested or will vest within 60 days of the Record Date.
(7)Includes 50,000 shares issuable upon the exercise of options that have vested or will vest within 60 days of the Record Date. Also includes 2,397,699 shares held by Battery Ventures IX, L.P. (“BVIX”) and 23,397 shares held by Battery Investment Partners IX, LLC (“BIPIX”). Battery Partners IX, LLC (“BPIX”) is the sole general partner of BVIX and the sole managing member of BIPIX. BPIX’s investment advisor is Battery Management Corp. (together with BPIX, the “Battery Companies”). Mr. Tobin, Thomas J. Crotty, Richard D. Frisbie, Kenneth P. Lawler, R. David Tabors, Roger H. Lee, Neeraj Agrawal, Michael M. Brown, and Jesse Feldman are the managing members and officers of the Battery Companies and may be deemed to share voting and dispositive power over the shares held by BVIX and BIPIX. Mr. Tobin, Mr. Crotty, Mr. Frisbie, Mr. Lawler, Mr. Tabors, Mr. Lee, Mr. Agrawal, Mr. Brown, and Mr. Feldman each expressly disclaims beneficial ownership over all shares held by BVIX and BIPIX except to the extent of their indirect pecuniary interest therein. The business address of BVIX, BIPIX and BPIX is c/o Battery Ventures, One Marina Park Drive, Suite 1100, Boston, MA 02210.
(8)Consists of 41,665 shares issuable upon exercise of options that have vested or will vest within 60 days of the Record Date.
(9)Consists of 8,032 shares issuable upon exercise of options that have vested or will vest within 60 days of the Record Date.
(10)Includes 1,078,436 shares issuable upon the exercise of options that have vested or will vest within 60 days of the Record Date.
(11)The business address of New Enterprise Associates 14, L.P. is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.
(12) Based on a Schedule 13D/A filed on August 8, 2017. The business address of Mr. Pessin is 370 Lexington Avenue, Suite 704, New York, New York 10017.

(13)Based on a Schedule 13G filed on July 13, 2021. The business address of West Elk Partners, LP is 1175 Peachtree Street NE, Suite 360, Atlanta, Georgia 30361.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires that the Company’s directors and executive officers and each person who owns more than 10% of the Company’s Shares file with the SEC an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership of the Shares. To the Company’s knowledge, based solely upon the review of the copies of such reports furnished to us, all of these reporting persons complied with the Section 16(a) filing requirements applicable to them in fiscal 2021, except that Mr. Brainin's Form 4 with respect to an options grant was filed late.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management the annual audited financial statements of the Company and its subsidiaries.

The Audit Committee has discussed with EisnerAmper LLP, the independent auditors for the Company for the fiscal year ended April 30, 2021, the matters required to be discussed by Statement on Auditing Standards 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Rule 3526, Communication with Audit Committees Concerning Independence, as adopted by the Public Company Accounting Oversight Board and has discussed with the independent auditors the independent auditors’ independence.

Based on the foregoing review and discussions, the Board of Directors approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2021 for filing with the SEC.

The Audit Committee

Scott Tobin, Chair

Daniel Mendelson

Joel Ackerman

Independent Public Accountants

The following is a description of the fees billed to the Company by EisnerAmper LLP during the fiscal years ended April 30, 2020 and 2021:

Audit Fees. Audit fees include fees paid by the Company to EisnerAmper LLP in connection with the annual audit of the Company’s consolidated financial statements, and review of the Company’s interim financial statements. Audit fees also include fees for services performed by EisnerAmper LLP that are closely related to the audit and in many cases could only be provided by our independent auditors. Such services include consents related to SEC and other regulatory filings. The aggregate fees billed to the Company by EisnerAmper LLP for audit services rendered to the Company for the fiscal years ended April 30, 2021 and 2020 totaled $215,725 and $352,160, respectively.

Audit Related Fees. The Company did not incur any audit related services fees from EisnerAmper LLP for the fiscal years ended April 30, 2021 and 2020.

Tax Fees. Tax fees include corporate tax compliance, counsel and advisory services. The Company incurred $25,500 and $47,590 in tax related services fees from EisnerAmper LLP for the fiscal years ended April 30, 2021 and 2020, respectively.

All Other Fees. The Company did not incur any additional fees for the fiscal year ended April 30, 2021 and 2020.

The Company’s Audit Committee reviews all fees charged by the Company’s independent auditors, and actively monitors the relationship between audit and non-audit services provided. The Audit Committee must pre-approve all audit and non-audit services provided by the Company’s independent auditors.

Proposal No. 2
Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed EisnerAmper LLP as its independent registered public accounting firm for the fiscal year ending April 30, 2022. EisnerAmper LLP has served as the Company’s independent public accountants since fiscal 2015. A representative of EisnerAmper LLP is expected to be present at the Meeting with an opportunity to make a statement and to be available to respond to appropriate questions.

EisnerAmper LLP’s principal function is to audit the consolidated financial statements of the Company and its subsidiaries and, in connection with that audit, to review certain related filings with the SEC and to conduct limited views of the financial statements included in our quarterly reports.

THE BOARD OF DIRCTORS AND THE AUDIT COMMITTEE RECOMMEND THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING APRIL 30, 2022.

Appointment of our independent registered public accounting firm is not required to be submitted to a vote of the stockholders of the Company for ratification by our by-laws or otherwise. However, the Board of Directors is submitting the appointment of EisnerAmper LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain the firm. In such event, the Audit Committee may retain EisnerAmper LLP, notwithstanding the fact that the stockholders did not ratify the appointment or may select another nationally recognized accounting firm without resubmitting the matter to stockholders. Even if the appointment is ratified, the Audit Committee reserves the right, in its discretion, to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. The Audit Committee is solely responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.

Proposal No. 3
Non-Binding Proposal to Approve the Compensation of Our Executive Officers

SEC rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enable our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

For the reasons stated below, we are requesting your approval of the following non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

The compensation of our named executive officers is comprehensively described in the Executive Compensation section, and the accompanying tables (including all footnotes) and narrative, of this Proxy Statement.

The Compensation Committee designs our compensation policies for our named executive officers to create executive compensation arrangements that are linked both to the creation of long-term growth, stockholder value and company-wide performance, and are competitive with peer companies of similar complexity and encourage stock ownership by our senior management. Based on its review of the total compensation of our named executive officers for fiscal year 2021, the Compensation Committee believes that the total compensation for each of the named executive officers is reasonable and effectively achieves the designed objectives of driving superior business and financial performance, attracting, retaining and motivating our people, aligning our executives with stockholders’ long-term interests, focusing on the long-term and creating balanced program elements that encourage aligned, systemic, sustainable performance.

Neither the approval nor the disapproval of this resolution will be binding on us or the Company's Board or will be construed as overruling a decision by us or the Company's Board. Neither the approval nor the disapproval of this resolution will create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Company's Board. However, the Compensation Committee values the opinions that our stockholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions, as it deems appropriate.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NON-BINDING ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Executive Compensation

Management

At April 30, 2021, the Company had two executive officers: Ronnie Morris, our Chief Executive Officer and David Miller, our Chief Financial Officer. See “Election of Directors” above for Dr. Morris’s biographical information. Mr. Miller’s biographical information appears below.

David Miller, age 52, has served as our Chief Financial Officer since May 2017 and as our Vice President, Finance from June 2013 until April 2017. Prior to joining the Company, Mr. Miller served as the Vice President of Finance and Operations at DMCWW, LLC, a private equity company focused on investing and operating start-up enterprises in the consumer technology space. From January 2006 to March 2010, Mr. Miller served as the Chief Financial Officer of NAF Funding, LLC, a nationwide financial services firm that brokers transactions involving the trading of life insurance policies. From January 2000 to December 2005, Mr. Miller was the Vice President of Finance and Operations at IDT Corp., where he led the creation and growth of the consumer phone services division to over one million customers of local and long distance service. From 1997 to 1999, he was an Assistant Vice President of the Internal Audit Department at Deutche Bank. Mr. Miller also held Senior Accountant positions at Schonbraun, Safris, Sternlieb, LLC and Margolin, Winer and Evans. Mr. Miller earned a B.S. from Yeshiva University in 1991 and an MBA from Fordham University in 1999. He is a Certified Public Accountant.

Executive Compensation Introduction

In this section, information is discussed with respect to “named executive officers.” As defined by the SEC regulations applicable to the Company, “named executive officers” include all individuals who served as the Company’s principal executive officer during the year ended April 30, 2021, the Company’s two most highly compensated executive officers whose total compensation for the fiscal year ended April 30, 2021 exceeded $100,000 (other than the principal executive officer) and who were serving in such capacities on April 30, 2020, and up to two additional individuals for whom disclosure would have been provided as the two most highly compensated executive officers but for the fact that they were not serving as executive officers on April 30, 2021. The Company’s principal executive officer at April 30, 2021 and during fiscal 2020 was Dr. Morris (since November 2016) and the Company’s other most highly compensated executive officer at April 30, 2021 and during fiscal 2020 was Mr. Miller.

Summary Compensation Table

The following table sets forth information regarding the total compensation paid or earned by the named executive officers as compensation for their services in all capacities during the fiscal years ended April 30, 2021 and 2020.

Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	All Other Compensation	Total ($)

Ronnie Morris	2021	375,000	400,000	—	—	—	775,000
Chief Executive Officer	2020	393,653	950,000	—	—	—	1,343,653

David Miller	2021	250,000	35,000	—	26,681	—	311,681
Chief Financial Officer	2020	250,000	40,000	—	82,915	—	372,915

(1)The amounts shown in the “Option Awards” column reflect the grant date value of the stock option awards computed in accordance with Financial Accounting Standards Board ASC Topic 718. For a discussion of valuation assumptions, see note 8 to the financial statements in the Company's Form 10-K filed on July 26, 2021. While these amounts are deductible for federal income tax purposes, for financial statement purposes, these amounts are charged to additional paid-in capital.

The Compensation Committee has the right to change and increase the compensation of executive officers at any time.

Ronnie Morris, M.D., Chief Executive Officer

The Company entered into an employment agreement with Dr. Morris dated November 5, 2013, which provides for Dr. Morris’ continued employment as President of the Company and provides further that his annual salary will be $305,000 per year. The agreement also provides that for so long as Dr. Morris serves as an executive officer of the Company, the Company's Board shall nominate him as a director. On March 16, 2015, the Company amended the employment agreement, whereby compensation for 2016 consisted only of stock options. For the fiscal year ended April 30, 2017, the Company and Dr. Morris agreed to extend the amended employment agreement through fiscal year 2017 whereby compensation would consist only of stock options. Dr. Morris will be eligible to receive an annual bonus, with a target of 50% of his annual salary upon achievement of the Company’s annual plan and a maximum payout of 75% of his annual salary, which bonus may be payable in cash or equity at the discretion of the Company’s Board. On July 21, 2016 the options previously received pursuant to the employment agreement were exchanged for: (i) an option to purchase 101,521 Shares, subject to time-based vesting and (ii) an option to purchase 101,521 Shares, subject to performance-based vesting, both under the Company’s 2010 Equity Incentive Plan and both with an exercise price of $2.10 per Share. In addition, all options will vest immediately upon a change of control of the Company.

In January 2019, Dr. Morris’ agreement was amended to provide that he receive an annual salary of $375,000 in cash. In February 2020, the Board of Directors approved a one-time cash bonus of $950,000 to Dr. Morris to be paid over several quarters beginning in the latter half of fiscal 2021.

David Miller, Chief Financial Officer

The Company entered into an employment agreement with Mr. Miller dated May 28, 2013, which provides for Mr. Miller's continued employment as Vice President, Finance, of the Company and provides further that his annual salary will be $180,000 per year with a first year bonus of no less than 15% of annual salary. Mr. Miller is also eligible for consideration of an annual increase in salary and a bonus equal to 20% of his annual salary. In addition, Mr. Miller was granted an option to purchase 6,154 shares of the Company's common stock under the terms of the Company's 2010 Equity Incentive Plan. On July 21, 2016 the options received pursuant to the May 28, 2013 employment agreement were exchanged for an option to purchase 5,515 Shares, subject to time-based vesting, under the Company’s 2010 Equity Incentive Plan and with an exercise price of $2.10 per Share. In addition, all options will vest immediately upon a change of control of the Company.

Outstanding Equity Awards at 2021 Fiscal Year End

The following table sets forth, for each of the named executive officers named in the Summary Compensation Table, information with respect to unexercised options as of the Company’s fiscal year ended April 30, 2021:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (1)
Ronnie Morris, M.D. (2)	279,177	—	$1.60	10/28/2026
	132,565	—	$2.51	7/27/2027
David Miller (3)	5,515	—	$2.10	6/3/2023
	11,251	—	$2.10	5/22/2025
	25,000	—	$2.10	7/19/2026
	10,000	—	$2.51	7/27/2027
	9,375	3,125	$3.62	4/9/2028
	—	25,000	$5.23	10/31/2029
	—	6,000	$7.05	9/10/2030

(1)All vested options will be exercisable over a ten-year period expiring on the tenth anniversary of the grant date, subject to earlier termination upon certain events.
(2)Comprised of 279,177 options issued on October 28, 2016 and 132,565 options issued on July 27, 2017.

(3)Comprised of 16,766 exchange options issued on July 21, 2016, 25,000 options issued on July 19, 2016, 10,000 options issued on July 27, 2017, 12,500 options issued on April 9, 2018, 25,000 options issued on October 31, 2019, and 6,000 options issued on September 10, 2020.

Equity Compensation Plan Information

The following table provides information, as of April 30, 2021, with respect to all compensation arrangements maintained by the Company, including individual compensation arrangements, under which Shares are authorized for issuance. The weighted-average exercise price does not include restricted stock.

Plan Category (a)	Number of Securities to be issued upon exercise of outstanding options and rights (b)	Weighted-average exercise price of outstanding options and rights (c)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders (2010 Equity Incentive Plan)	1,653,646	$3.96	28,346,354
Equity compensation plans not approved by stockholders (2008 Equity Incentive Plan)	—	$—	5,994,168
Total	1,653,646		34,340,522

Proposal No. 4
The 2021 Equity Incentive Plan

General

The Board of Directors approved and adopted, subject to the shareholder approval, the Equity Incentive Plan ("the Plan") on August 30, 2021. If the Equity Incentive Plan is approved by the shareholders, the Company will be authorized to grant equity awards to eligible service providers following the effective date of the Equity Incentive Plan. The form of the Equity Incentive Plan is attached to this proxy statement as Annex 1. The shareholders are being asked to approve the Equity Incentive Plan as presented.

Purpose of the Equity Incentive Plan Proposal

The purpose of the Equity Incentive Plan is to promote the long-term success of the Company and the creation of shareholder value by encouraging service providers to focus on critical long-range corporate objectives and linking service providers directly to shareholder interests through increased stock ownership. The Company believes that the Equity Incentive Plan will be important in helping to attract and retain service providers of the Company with exceptional qualifications. The Company and its subsidiaries currently have a total of approximately 200 employees, consultants, officers and directors that may be issued incentives under this plan.

Reasons for the Approval of the Equity Incentive Plan Proposal

Shareholder approval of the Equity Incentive Plan is necessary in order for the Company to (a) meet the shareholder approval requirements of the NASDAQ and (b) grant incentive stock options (“ISOs”).

Consequences if the Equity Incentive Plan Proposal is Not Approved

If the Equity Incentive Plan is not approved by the Company’s shareholders, the Equity Incentive Plan will not become effective and the Company will not be able to grant equity awards under the Equity Incentive Plan. We believe that our ability to recruit, retain and incentivize top talent will be adversely affected if the Equity Incentive Plan is not approved.

Material Terms of the Equity Incentive Plan

The material terms of the Equity Incentive Plan, as currently contemplated by the Company’s Board, are summarized below. This summary, however, is not intended to be a complete description of the Equity Incentive Plan and is qualified in its entirety by reference to the complete text of the Equity Incentive Plan, the form of which is attached to this joint proxy statement as Annex 1. The Company’s shareholders are being asked to approve the Equity Incentive Plan as presented.

Administration. The Equity Incentive Plan will be administered by the Company’s Board or by one or more committees to which the board of directors delegates such administration (as applicable, the “Equity Incentive Plan Administrator”). Subject to the terms of the Equity Incentive Plan, the Equity Incentive Plan Administrator will have the authority to (a) determine the eligible individuals who are to receive awards under the Equity Incentive Plan, (b) determine the terms and conditions of awards granted under the Equity Incentive Plan, (c) determine performance criteria and the achievement of such criteria, (d) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards and (e) make all other decisions related to the Equity Incentive Plan and awards granted thereunder. The Equity Incentive Plan Administrator may also delegate to one or more senior officers of the Company the authority to grant awards, subject to terms and conditions determined by the Equity Incentive Plan Administrator and within the limitations of Section 16 of the Exchange Act.

Types of Awards. The Equity Incentive Plan provides for the grant of stock options, which may be ISOs or non-statutory stock options (“NSOs”), stock appreciation rights (“SARs”), restricted shares, restricted stock units (“RSUs”) and other cash-based, equity-based or equity-related awards that the Equity Incentive Plan Administrator determines are consistent with the purpose of the Equity Incentive Plan and the interests of the Company, or collectively, awards.

Number of Shares Covered by the Plan. The maximum aggregate number of shares of Common Stock that may be subject to Benefits, including ISOs, granted under this Plan shall be 2,000,000 shares. Shares issued under the Equity Incentive Plan may be authorized but unissued shares or treasury shares. As of the date hereof, approximately 85,000 awards have been granted under the Equity Incentive Plan, subject to shareholder approval of the Plan.

Eligibility. Employees (including officers), non-employee directors and consultants who render services to the Company or a parent, subsidiary or affiliate thereof (whether now existing or subsequently established) are eligible to receive awards under the Equity Incentive Plan. ISOs may only be granted to employees of the Company or a parent or subsidiary thereof (whether now existing or subsequently established). As of and assuming the effective of the Equity Incentive Plan, approximately persons (including executive officers and non-employee directors) would be eligible to participate in the Equity Incentive Plan.

International Participation. The Equity Incentive Plan Administrator has the authority to implement sub-plans (or otherwise modify applicable grant terms) for purposes of satisfying applicable foreign laws, conforming to applicable market practices or for qualifying for favorable tax treatment under applicable foreign laws, and the terms and conditions applicable to awards granted under any such sub-plan or modified award may differ from the terms of the Equity Incentive Plan. Any shares issued in satisfaction of awards granted under a sub-plan will come from the Equity Incentive Plan share reserve.

Stock Options. A stock option is the right to purchase a certain number of shares of stock at a fixed exercise price which, pursuant to the Equity Incentive Plan, may not be less than 100% of the fair market value of the Company’s Common Stock on the date of grant. Subject to limited exceptions, an option may have a term of up to 10 years and will generally expire sooner if the optionee’s service terminates. Options will vest at the rate determined by the Equity Incentive Plan Administrator. An optionee may pay the exercise price of an option in cash, or, with the administrator’s consent, with shares of stock the optionee already owns, with proceeds from an immediate sale of the option shares through a broker approved by us, through a net exercise procedure or by any other method permitted by applicable law.

Stock Appreciation Rights. A stock appreciation right provides the recipient with the right to the appreciation in a specified number of shares of stock. The Equity Incentive Plan Administrator determines the exercise price of stock appreciation rights granted under the Equity Incentive Plan, which may not be less than 100% of the fair market value of the Company’s Common Stock on the date of grant. Subject to limited exceptions, a stock appreciation right may have a term of up to 10 years and will generally expire sooner if the recipient’s service terminates. SARs will vest at the rate determined by the Equity Incentive Plan Administrator. Upon exercise of a SAR, the recipient will receive an amount in cash, stock, or a combination of stock and cash determined by the Equity Incentive Plan Administrator, equal to the excess of the fair market value of the shares being exercised over their exercise price.

Tax Limitations on Incentive Stock Options. The aggregate fair market value, determined at the time of grant, of the Company’s Common Stock with respect to ISOs that are exercisable for the first time by an option holder during any calendar year under all of the Company’s stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the Company’s total combined voting power or that of any of the Company’s affiliates unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (b) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Awards. Shares of restricted stock may be issued under the Equity Incentive Plan for such consideration as the Equity Incentive Plan Administrator may determine, including cash, services rendered or to be rendered to the Company, promissory notes or such other forms of consideration permitted under applicable law. Restricted shares may be subject to vesting, as determined by the Equity Incentive Plan Administrator. Recipients of restricted shares generally have all of the rights of a shareholder with respect to those shares, including voting rights, however any dividends and other distributions on restricted shares will generally be subject to the same restrictions on transferability and forfeitability as the underlying shares.

Restricted Stock Units. A restricted stock unit is a right to receive a share, at no cost to the recipient, upon satisfaction of certain conditions, including vesting conditions, established by the Equity Incentive Plan Administrator. RSUs vest at the rate determined by the Equity Incentive Plan Administrator and any unvested RSUs will generally be forfeited upon termination of the recipient’s service. Settlement of restricted stock units may be made in the form of cash, stock or a combination of cash and stock, as determined by the Equity Incentive Plan Administrator. Recipients of restricted stock units generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied and the award is settled. At the Equity Incentive Plan Administrator’s discretion and as set forth in the applicable restricted stock unit agreement, restricted stock units may provide for the right to dividend equivalents which will generally be subject to the same conditions and restrictions as the restricted stock units to which they pertain.

Other Awards. The Equity Incentive Plan Administrator may grant other awards based in whole or in part by reference to the Company’s Common Stock and may grant awards under other plans and programs that will be settled with shares issued under the Equity Incentive Plan. The Equity Incentive Plan Administrator will determine the terms and conditions of any such awards.

Changes to Capital Structure. In the event of certain changes in capitalization, including a stock split, reverse stock split or stock dividend, proportionate adjustments will be made in the number and kind of shares available for issuance under the Equity Incentive Plan, the limit on the number of shares that may be issued under the Equity Incentive Plan as ISOs, the number and kind of shares subject to each outstanding award and/or the exercise price of each outstanding award.

Change of Control. The Equity Incentive Plan Administrator may provide, in an individual award agreement or in any other written agreement with a participant, that the award will be subject to acceleration of vesting and exercisability or termination in the event of a change of control or in connection with a termination of employment in connection with or following a change in control.

Transferability of Awards. Unless the Equity Incentive Plan Administrator determines otherwise, an award generally will not be transferable other than by beneficiary designation, a will or the laws of descent and distribution. The Equity Incentive Plan Administrator may permit transfer of an award in a manner consistent with applicable law.

Amendment and Termination. The Equity Incentive Plan Administrator may amend or terminate the Equity Incentive Plan at any time. Any such amendment or termination will not affect outstanding awards. If not sooner terminated, the Equity Incentive Plan will terminate automatically 10 years after its adoption by the Board. Shareholder approval is not required for any amendment of the Equity Incentive Plan, unless required by applicable law, government regulation or exchange listing standards.

Certain Federal Income Tax Aspects of Awards Under the Equity Incentive Plan

This is a brief summary of the U.S. federal income tax aspects of awards that may be made under the Equity Incentive Plan based on existing U.S. federal income tax laws as of the date of this proxy statement. This summary covers only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the Equity Incentive Plan should consult their own professional tax advisors concerning tax aspects of awards under the Equity Incentive Plan. The discussion below concerning tax deductions that may become available to the Company under U.S. federal tax law is not intended to imply that the Company will necessarily obtain a tax benefit or asset from those deductions. The tax consequences of awards under the Equity Incentive Plan depend upon the type of award. Changes to tax laws following the date of this proxy statement could alter the tax consequences described below.

Incentive Stock Options. No taxable income is recognized by an optionee upon the grant or vesting of an ISO, and no taxable income is recognized at the time an ISO is exercised unless the optionee is subject to the alternative minimum tax. The excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares is required for inclusion in alternative minimum taxable income.

If the optionee holds the purchased shares for more than one year after the date the ISO was exercised and more than two years after the ISO was granted (the “required ISO holding periods”), then the optionee will generally recognize long-term capital gain or loss upon disposition of such shares. The gain or loss will equal the difference between the amount realized upon the disposition of the shares and the exercise price paid for such shares. If the optionee disposes of the purchased shares before satisfying either of the required ISO holding periods, then the optionee will recognize ordinary income equal to the fair market value of the shares on the date the ISO was exercised over the exercise price paid for the shares (or, if less, the amount realized on a sale of such shares). Any additional gain will be a capital gain and will be treated as short-term or long-term capital gain depending on how long the shares were held by the optionee.

Nonstatutory Stock Options. No taxable income is recognized by an optionee upon the grant or vesting of an NSO, provided the NSO does not have a readily ascertainable fair market value. If the NSO does not have a readily ascertainable fair market value, the optionee will generally recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. If the optionee is an employee or former employee, the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon resale of the purchased shares, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain or loss depending on how long the shares were held by the optionee.

Restricted Stock. A participant who receives an award of restricted stock generally does not recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income when the shares vest, subject to withholding if the participant is an employee or former employee. The amount of taxable income is equal to the fair market value of the shares on the vesting date(s) less the amount, if any, paid for the shares. Alternatively, a participant may make a one-time election to recognize income at the time the participant receives restricted stock in an amount equal to the fair market value of the restricted stock (less any amount paid for the shares) on the date of the award by making an election under Section 83(b) of the Code.

Restricted Stock Unit Awards. In general, no taxable income results upon the grant of an RSU. The recipient will generally recognize ordinary income, subject to withholding if the recipient is an employee or former employee, equal to the fair market value of the shares that are delivered to the recipient upon settlement of the RSU. Upon resale of the shares acquired pursuant to an RSU, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain or loss depending on how long the shares were held by the recipient.

Stock Appreciation Rights. In general, no taxable income results upon the grant of a SAR.A participant will generally recognize ordinary income in the year of exercise equal to the value of the shares or other consideration received. In the case of a current or former employee, this amount is subject to withholding.

Section 409A. The foregoing description assumes that Section 409A of the Code does not apply to an award. In general, options and stock appreciation rights are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of the underlying stock at the time the option or stock appreciation right was granted. RSUs are subject to Section 409A unless they are settled within two and one half months after the end of the later of (a) the end of the Company’s fiscal year in which vesting occurs or (b) the end of the calendar year in which vesting occurs. Restricted stock awards are not generally subject to Section 409A. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% U.S. federal tax in addition to the U.S. federal income tax at the participant’s usual marginal rate for ordinary income.

Registration with the SEC

If the Equity Incentive Plan is approved by the Champions’s shareholders and becomes effective, the Company intends to file a registration statement on Form S-8 registering the shares of the Company’s Common Stock reserved for issuance under the Equity Incentive Plan.

Resolution to be Voted on

The full text of the Equity Incentive Plan Proposal resolution is as follows:

“RESOLVED, that the Champions Oncology, Inc. 2021 Equity Incentive Plan, the form of which is appended to the proxy statement as Annex 1, be APPROVED and adopted in all respects.”

Required Vote for Approval

The approval of the Equity Incentive Plan Proposal requires the affirmative vote of the holders of a majority of the Ordinary Shares who, being present and entitled to vote at the Meeting, vote at the Meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and otherwise will have no effect on the Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE 2021 EQUITY INCENTIVE PLAN.

Other Matters

The Board of Directors is not aware of any other matter which may be presented for action at the 2021 Annual Meeting of Stockholders, but should any other matter requiring a vote of the stockholders arise at the 2021 Annual Meeting, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies, discretionary authority to do so being included in the proxy.

The cost of soliciting proxies will be borne by the Company. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Shares held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses. Officers and directors may also solicit proxies.

As a matter of policy, the Company will accord confidentiality to the votes of individual stockholders, whether submitted by proxy or ballot, except in limited circumstances, including any contested election, or as may be necessary to meet legal requirements. Votes cast by proxy or in person at the Meeting will be tabulated by the Company and will determine whether or not a quorum is present. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Any stockholder desiring to present a proposal at the 2022 Annual Meeting of Stockholders and wishing to have that proposal included in the Proxy Statement for that meeting must submit the same in writing to the Secretary of the Company at One University Plaza, Suite 307, Hackensack, New Jersey 07601, in time to be received by no earlier than April 1, 2022 and no later than May 1, 2022.

Stockholders who do not plan to attend the Meeting are urged to vote by telephone, electronically via the Internet, or to complete, date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

By Order of the Board of Directors,

Ronnie Morris

Chief Executive Officer

Hackensack, New Jersey

August 30, 2021

THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED APRIL 30, 2021, TO EACH STOCKHOLDER WHO FORWARDS A WRITTEN REQUEST TO THE SECRETARY, CHAMPIONS ONCOLOGY, INC., ONE UNIVERSITY PLAZA, SUITE 307, HACKENSACK, NEW JERSEY 07601.

To the extent the rules and regulations adopted by the SEC state that certain information included in this Proxy Statement is not deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, such information shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act.

CHAMPIONS ONCOLOGY, INC. One University Plaza, Suite 307 Hackensack, New Jersey 07601

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – October 20, 2021 at 9:00 AM
CONTROL ID:
REQUEST ID:

The undersigned hereby appoints Ronnie Morris and David Miller, and each of them, as proxy, with full power of substitution, to vote as designated below all of the Shares the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at One University Place, Suite 307, Hackensack, New Jersey 07601, on October 20, 2021 at 9:00 a.m., prevailing local time, and any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting, with all powers possessed by the undersigned if personally present at the meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.

FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.

INTERNET:	https://www.iproxydirect.com/CSBR

PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF CHAMPIONS ONCOLOGY, INC.		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 1	Election Of Directors:	FOR ALL	WITHHOLD ALL	FOR EXCEPT
To elect seven (7) Board of Director nominees named in the accompanying Proxy Statement to the Board of Directors for the ensuing year and until his successor has been elected and qualified, or until his earlier death, resignation or removal:
		❑	❑
	Ronnie Morris, M.D.			❑	Control ID:
	Joel Ackerman			❑	REQUEST ID:
	David Sidransky, M.D.			❑
	Daniel Mendelson			❑
	Robert Brainin			❑
	Scott R. Tobin			❑
	Philip Breitfeld, M.D.			❑
Proposal 2	Ratification of Auditors:	FOR	AGAINST	ABSTAIN
	Proposal to ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2022.	❑	❑	❑
Proposal 3	Say on Pay:	FOR	AGAINST	ABSTAIN
	Proposal to approve the non-binding advisory resolution relating to the compensation of our named executive officers.	❑	❑	❑
Proposal 4	Approval of Equity Incentive Plan	FOR	AGAINST	ABSTAIN
	Proposal to approve the 2021 Equity Incentive Plan.	❑	❑	❑
Proposal 5	In his/their discretion, the proxy/proxies are authorized to vote upon any other business which properly comes before the meeting and any adjournments or postponements thereof.
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ❑

This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned stockholders. If no direction is made, this proxy will be voted FOR the election of all nominees, FOR the ratification of the appointment of EisnerAmper LLP as independent registered public accounting firm for the Company for the year ending April 30, 2022, FOR the non-binding advisory resolution relating to the compensation of the Company’s named executive officers, FOR the 2021 Equity Incentive Plan, and in the discretion of the proxy or proxies upon any other business which properly comes before the meeting.
MARK HERE FOR ADDRESS CHANGE ❑ New Address (if  applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When Shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2021

ANNEX 1

CHAMPIONS ONCOLOGY, INC.
2021 EQUITY INCENTIVE PLAN

1.Purpose. The Champions Oncology, Inc. 2021 Equity Incentive Plan (the “Plan”) is intended to provide incentives which will attract, retain and motivate highly competent persons as officers, employees and non-employee directors (“Director Participants”), of, and consultants to, Champions Oncology, Inc. (the “Company”) and its subsidiaries by providing them opportunities to acquire shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), or to receive monetary payments based on the value of such shares pursuant to the Benefits (as defined below) described herein. Additionally, the Plan is intended to assist in further aligning the interests of the Company’s officers, employees and consultants to those of its other stockholders.

2.Administration.
a.The Plan will be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company from among its members (which may be the Compensation Committee) and shall be comprised, unless otherwise determined by the Board of Directors, solely of not less than two members who shall be “Non-Employee Directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company or a subsidiary against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.
b.The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company or the subsidiary whose employees have benefited from the Plan, as determined by the Committee.

3.Participants. Participants will consist of such officers, employees and Director Participants of, and such consultants to, the Company and its subsidiaries as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

4.Type of Benefits. Benefits under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, (d) Performance Awards and (e) Stock Units (each as described below, and collectively, the “Benefits”). Benefits shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

5.Common Stock Available Under the Plan. The maximum aggregate number of shares of Common Stock that may be subject to Benefits, including Incentive Stock Options, granted under this Plan shall be 2,000,000 shares, which may be authorized and unissued or treasury shares, subject to any adjustments in accordance with Section 13 hereof. Any shares of Common Stock subject to a Stock Option or Stock Appreciation Right which for any reason is cancelled or terminated without having been exercised, any shares subject to Stock Awards, Performance Awards or Stock Units which are forfeited, any shares subject to Performance Awards settled in cash, any shares delivered to the Company as part or full payment for the exercise of a Stock Option or Stock Appreciation Right or any shares delivered to the Company in satisfaction of any tax withholding arising in connection with any Benefit consisting of shares of Common Stock, as the case may be, shall again be available for Benefits under the Plan.

6.Stock Options. Stock Options will consist of awards from the Company that will enable the holder to purchase a number of shares of Common Stock, at set terms. Stock Options may be “incentive stock options”, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”, which awards shall be “Incentive Stock Options”), or Stock Options which do not constitute Incentive Stock Options (“Nonqualified Stock Options”); provided, however, that grants of Incentive Stock Options may only be made to employees of the Company, a subsidiary corporation or parent corporation and that Incentive Stock Option grants made prior to approval of the grant of Incentive Stock Options under the Plan by stockholders of the Company shall be subject to such approval and provided, further, that if stockholder approval of the grant of Incentive Stock Options under the Plan is not obtained within twelve months of adoption of the Plan by the Board of Directors, any Stock Option granted during the twelve month period after adoption of the Plan by the Board of Directors that is designated as an Incentive Stock Option shall be treated thereafter as Nonqualified Stock Option. The Committee will have the authority to grant to any participant, including officers, employees, Director Participants, and consultants, Nonqualified Stock Options, or, for those participants who are employees of the Company, a subsidiary corporation or parent corporation both types of Stock Options (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:
a.Exercise Price. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant provided that such per share exercise price shall be at least equal to the Fair Market Value; subject to subsection (d), below.
b.Payment of Exercise Price. The option exercise price may be paid by
i.cash;
ii.check;
iii.surrender of other shares of Common Stock which (A) shall be valued at its fair market value on the date of exercise, and (B) must be owned free and clear of any liens, claims, encumbrances or security interests, if accepting such shares, in the sole discretion of the Committee, shall not result in any adverse accounting consequences to the Company;
iv.if approved by the Committee, as determined in its sole discretion, by a broker-assisted cashless exercise in accordance with procedures approved by the Committee, whereby payment of the exercise price or tax withholding obligations may be satisfied, in whole or in part, with shares of Common Stock subject to the Stock Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations; or
v.by any other means approved by the Committee, as determined in its sole discretion, including, without limitation, by delivery of a notice of “net exercise” to the Company, pursuant to which the participant shall receive the number of shares underlying the Stock Option so exercised reduced by the number of shares equal to the aggregate exercise price of the Stock Option divided by the Fair Market Value on the date of exercise.
c.Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such Stock Option agreement at the date of grant; provided, however, the Committee may, in its sole discretion, later waive any such condition.
d.Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Code) at the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any parent corporation or subsidiary corporation (as defined in Sections 424(e) and (f) of the Code, respectively)) shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant, and no Incentive Stock Option may be exercised later than ten years after the date it is granted; provided, however, Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, unless the exercise price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of within two (2) years following the grant date or one (1) year following the transfer of such shares to the participant upon exercise, the participant shall, promptly following such disposition, notify the Committee in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.
e.Post-Severance Exercises. Upon termination of employment of any employee, termination of service on the Board of Directors of a Director Participant or of the continuing services of any consultant with the Company and all subsidiary corporations and parent corporations of the Company, any Stock Option previously granted to the employee, Director Participant or consultant, unless otherwise specified by the Committee in the Stock Option agreement, shall, to the extent not theretofore exercised, terminate and become null and void; provided, however, that:
i.if the employee, Director Participant or consultant shall die while in the employ or service of such corporation at a time when such employee, Director Participant or consultant was entitled to exercise a Stock Option as herein provided, the legal representative of such employee, Director Participant or consultant, or such person who acquired such Stock Option by bequest or inheritance or by reason of the death of the employee, Director Participant or consultant, may, not later than eighteen (18) months from the date of death, exercise such Stock Option, to the extent not theretofore exercised, in respect of any or all of such number of shares of Common Stock as specified by the Committee in such Stock Option agreement; and
ii.if the employment of any employee or the continuing services of any Director Participant or consultant to whom such Stock Option shall have been granted shall terminate by reason of the employee’s, Director Participant’s or consultant’s retirement (at such age or upon such conditions as shall be specified by the Committee), disability (as described in Section 22(e)(3) of the Code), voluntary resignation by the participant or dismissal by the employer other than for cause (as defined below), and while such employee, Director Participant or consultant is entitled to exercise such Stock Option as herein provided, such employee, Director Participant or consultant shall have the right to exercise such Stock Option so granted in respect of any or all of such number of shares as specified by the Committee in such Stock Option agreement, at any time up to and including ninety (90) days after the date of such termination.

In no event, however, shall any person be entitled to exercise any Stock Option after the expiration of the period of exercisability of such Stock Option or right, as specified in such Stock Option agreement at the date of grant.

Notwithstanding the foregoing, if an employee, Director Participant or consultant is discharged “for cause,” any Stock Option granted hereunder shall, unless otherwise specified by the Committee in the Stock Option agreement, forthwith terminate with respect to any unexercised portion thereof.

If a Stock Option granted hereunder shall be exercised by the legal representative of a deceased participant or by a person who acquired a Stock Option granted hereunder by bequest or inheritance or by reason of the death of any employee, Director Participant or consultant or former employee, former Director Participant or former consultant, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Stock Option.

For the purposes of the Plan, the term “for cause” shall mean (a) with respect to an employee, Director Participant or consultant who is a party to a written service agreement with, or, alternatively, participates in a compensation or benefit plan of the Company or a subsidiary corporation or parent corporation of the Company, which agreement or plan contains a definition of “for cause” or “cause” (or words of like import) for purposes of termination of employment or services thereunder by the Company or such subsidiary corporation or parent corporation of the Company, “for cause” or “cause” as defined therein; or (b) in all other cases, as determined by the Committee or the Board of Directors, in its sole discretion, (i) the willful commission by an employee, Director Participant or consultant of an act that causes or may cause substantial damage to the Company or a subsidiary corporation or parent corporation of the Company; (ii) the commission by an employee, Director Participant or consultant of any felony or any crime involving fraud, dishonesty or moral turpitude; (iii) intentional, material violation of any contract or agreement between the participant and the Company or any statutory duty owed by the participant to the Company or (iv) gross insubordination or the continuing failure of an employee, Director Participant or consultant to perform the duties of such employee, Director Participant or consultant to the Company or a subsidiary corporation or parent corporation of the Company after written notice thereof and a reasonable opportunity to be heard and cure such failure are given to the employee, Director Participant or consultant by the Committee.

For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an “employee” of such corporation for purposes of Section 422(a) of the Code. If an individual is on leave of absence taken with the consent of the corporation by which such individual was employed, or is on active military service, and is determined to be an “employee” for purposes of the exercise of a Stock Option, such individual shall not be entitled to exercise such Stock Option during such period unless such individual shall have obtained the prior written consent of such corporation, which consent shall be signed by the chairman of the board of directors, the president, a senior vice-president or other duly authorized officer of such corporation.

A termination of employment or services shall not be deemed to occur by reason of (i) the transfer of an employee or consultant from employment or retention by the Company to employment or retention by a subsidiary corporation or a parent corporation of the Company or (ii) the transfer of an employee or consultant from employment or retention by a subsidiary corporation or a parent corporation of the Company to employment or retention by the Company or by another subsidiary corporation or parent corporation of the Company. Termination of a consultant’s services shall be considered to occur when the consultant ceases to perform services on a regular basis; provided, however, termination of a consultant’s services shall not be deemed to occur where the termination of services is due to such consultant becoming an employee of the Company or a subsidiary corporation or a parent corporation.

In the event an employee changes status to a consultant, all Stock Option grants shall continue for the remainder of the exercise period, provided, however, any Incentive Stock Options shall, three (3) months after termination of employment, be treated as a Nonqualified Stock Option for the remainder of the exercise period.

In the event of the complete liquidation or dissolution of a subsidiary corporation, or if such corporation ceases to be a subsidiary corporation, any unexercised Stock Options theretofore granted to any person employed by or rendering consulting services to such subsidiary corporation will be deemed cancelled unless such person is employed by or renders continuing services to the Company or by any parent corporation or another subsidiary corporation after the occurrence of such event. If a Stock Option is to be cancelled pursuant to the provisions of the previous sentence, notice of such cancellation will be given to each employee or consultant holding unexercised Stock Options, and such holder will have the right to exercise such Stock Options in full during the thirty (30) day period following notice of such cancellation.
a.Each Stock Option issued under this Section 6 shall be fully vested and exercisable, unless otherwise specified in the Stock Option agreement.
b.Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided for in Section 13, neither the Committee nor any other person may (i) amend the terms of outstanding Stock Options to reduce the exercise or grant price of such outstanding Stock Options; (ii) cancel outstanding Stock Options in exchange for Stock Options with an exercise or grant price that is less than the exercise or grant price of the original Stock Options; or (iii) cancel outstanding Stock Options with an exercise or grant price above the current Fair Market Value of a share in exchange for cash or other securities. In addition, the Committee may not make a grant of a Stock Option with a grant date that is effective prior to the date the Committee takes action to approve such Stock Option.

7.Stock Appreciation Rights.
a.The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any Stock Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of, and without relation to, Stock Options. A Stock Appreciation Right means a right to receive a payment in cash, Common Stock or a combination thereof, in an amount equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation (which shall be no less than the Fair Market Value) of such shares of Common Stock on the date the right is granted, all as determined by the Committee; provided, however, that if a Stock Appreciation Right is granted in substitution for a Stock Option, the designated Fair Market Value in the award agreement may be the Fair Market Value on the date such Stock Option was granted. Each Stock Appreciation Right shall be fully vested unless otherwise specified in the award agreement. Each Stock Appreciation Right shall be subject to such terms and conditions as the Committee shall impose from time to time.
b.Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Appreciation Rights shall be exercisable later than ten years after the date it is granted. All Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such award agreement at the date of grant.
c.The exercise of any Stock Appreciation Right after termination of employment of any employee, termination of service on the Board of Directors of a Director Participant or of the continuing services of any consultant with the Company and all subsidiary corporations and parent corporations of the Company, shall be subject to the same terms and conditions as set forth in Section 6(e) above.

8.Stock Awards. The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Common Stock issued or transferred to participants with or without other payments therefor. Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares and the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment. Each Stock Award shall be fully vested unless otherwise specified in the award agreement. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Stock Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares. If the Stock Award includes the right to receive dividends or distributions: (a) any dividends or distributions paid in shares shall be subject to the same restrictions (and shall therefore be forfeitable to the same extent) as the Stock Award with respect to which they were paid, and (b) any dividends or distributions paid in cash shall be subject to the same restrictions as the related Stock Award, in which case they shall be accumulated (without interest) until vested and paid or forfeited when the related shares of Common Stock become non-forfeitable or are forfeited, as the case may be. In no event shall any cash dividend or distribution be paid later than 2½ months after the tax year in which the dividend or distribution becomes non-forfeitable.

9.Performance Awards.
a.Performance Awards may be granted to participants at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each participant. Such Performance Awards may be in the form of shares of Common Stock or Stock Units. Performance Awards may be awarded as short-term or long-term incentives. Performance targets may be based upon, without limitation, Company-wide, divisional and/or individual performance.
b.The Committee shall have the authority at any time to make adjustments to performance targets for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of such targets the Committee shall have precluded its authority to make such adjustments.
c.Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The participant may elect to defer, or the Committee may require or permit the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.

10.Stock Units.
a.The Committee may, in its discretion, grant Stock Units to participants hereunder. The Committee shall determine the criteria for the vesting of Stock Units. A Stock Unit granted by the Committee shall provide payment at such time as the award agreement shall specify. Shares of Common Stock issued pursuant to this Section 10 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined below), although any Dividend Equivalent Right shall be subject to the same restrictions as the related Stock Units, in which case they shall be accumulated (without interest) during the period of restriction and paid or forfeited when the related Stock Units are paid or forfeited, as the case may be.
b.Upon vesting of a Stock Unit, unless the participant has elected to defer payment under subsection (c) below, shares of Common Stock representing the Stock Units shall be distributed to the participant unless the Committee provides for the payment of the Stock Units in cash or partly in cash and partly in shares of Common Stock equal to the value of the shares of Common Stock which would otherwise be distributed to the participant.
c.A participant may elect not to receive a distribution upon the vesting of such Stock Unit and for the Company to continue to maintain the Stock Unit on its books of account. Any such election shall be in conformity with Section 409A of the Code and in such event, the value of a Stock Unit shall be payable in shares of Common Stock pursuant to the agreement of deferral.
d.A “Stock Unit” means a notional account representing one share of Common Stock. A “Dividend Equivalent Right” means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units.

11.Securities Laws. The Committee shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the Securities Act of 1933, as amended, or the Exchange Act, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission. Notwithstanding any provision in the Plan or a Stock Option agreement to the contrary, if the Committee determines, in its sole discretion, that issuance of shares pursuant to the exercise of a Stock Option should be delayed pending registration or qualification under federal or state securities laws or the receipt of a legal opinion that an appropriate exemption from the application of federal or state securities laws is available, the Committee may defer exercise of any Stock Option until such shares are appropriately registered or qualified or an appropriate legal opinion has been received, as applicable.

12.Foreign Laws. The Committee may grant Benefits to individual participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no such Benefits may be granted pursuant to this Section 12 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

13.Adjustment Provisions; Change in Control.
a.If there shall be any change in the Common Stock of the Company or the capitalization of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution to stockholders of the Company (other than normal cash dividends), in order to prevent dilution or enlargement of participants’ rights under the Plan, the Committee, in its sole discretion, shall adjust, in an equitable manner, as applicable, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Benefits, the exercise price applicable to outstanding Benefits, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Benefits. Appropriate adjustments may also be made by the Committee in the terms of any Benefits under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Benefits on an equitable basis, including modifications of performance targets and changes in the length of performance periods. In addition, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Benefits in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on participants under the Plan.
b.In the event of a Change in Control, each Benefit (vested or unvested) will be treated as the Committee determines, which determination may be made without the consent of any participant and need not treat all outstanding Benefits (or portion thereof) in an identical manner. Such determination, without the consent of any participant, may provide (without limitation) for one or more of the following in the event of a Change in Control:
i.continuation or assumption of such outstanding Benefits under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent;
ii.substitution by the surviving company or corporation or its parent of equity, equity-based and/or cash awards with substantially the same terms for outstanding Benefits (excluding the consideration payable upon settlement of the Benefits);
iii.accelerated exercisability, vesting and/or lapse of restrictions under outstanding Benefits immediately prior to the occurrence of such event;
iv.upon written notice, provide that any outstanding Benefits must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Benefits shall terminate to the extent not so exercised within the relevant period;
v.cancellation of all or any portion of outstanding Benefits for fair value (in the form of cash, shares, other property or any combination thereof) as determined in the sole discretion of the Committee and which value may be zero; provided, that in the case of Stock Options and Stock Appreciation Rights or similar awards, the fair value may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares subject to such Benefits (or, if no such consideration is paid, Fair Market Value of the shares subject to such outstanding Benefits or portion thereof being cancelled) over the aggregate exercise price or grant price, as applicable, with respect to such Benefits or portion thereof being cancelled, or if no such excess, zero; provided, further, that if any payments or other consideration are deferred and/or contingent as a result of escrows, earn outs, holdbacks or any other contingencies, payments under this provision may be made on substantially the same terms and conditions applicable to, and only to the extent actually paid to, the holders of shares in connection with the Change in Control; and
vi.cancellation of all or any portion of outstanding unvested and/or unexercisable Benefits for no consideration.
c.For purposes of Section 13(b), a “Change in Control” of the Company shall be deemed to have occurred upon the earliest of the following events:
i.Change in Ownership: A change in ownership of the Company occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company, excluding the acquisition of additional stock by a person or more than one person acting as a group who is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company.

ii.Change in Effective Control: A change in effective control of the Company occurs on the date that either:
a.Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or
b.A majority of the members of the Board of Directors of the Company is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors before the date of the appointment or election; provided, that this paragraph (B) will apply only to the Company if no other corporation is a majority stockholder.
iii.Change in Ownership of Substantial Assets: A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

It is the intent that this definition be construed consistent with the definition of “Change in Control” as defined in Section 409A of the Code and the applicable treasury regulations, as amended from time to time.
1.Nontransferability. Each Benefit granted under the Plan to a participant shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to the participant shall be exercisable during such period after the participant’s death as the Committee shall in its discretion set forth in the award agreement at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit, other than an Incentive Stock Option, to any director, officer or employee of the Company may permit the transferability of a Benefit by such participant solely to the participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Benefit.
2.Other Provisions. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, for the installment exercise of Stock Appreciation Rights, to assist the participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Benefit, for the acceleration of exercisability or vesting of Benefits in the event of a change in control of the Company, for the payment of the value of Benefits to participants in the event of a change in control of the Company, or understandings or conditions as to the participant’s employment in addition to those specifically provided for under the Plan. In addition, the Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any Stock Option granted hereunder.
3.Fair Market Value. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be (a) the closing price of the Company’s Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Company’s Common Stock is readily tradeable on a national securities exchange or other market system, (b) if the Company’s Common Stock is not readily tradeable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company and (c) in connection with a Change in Control or an event specified in Section 13(a), the value of the consideration paid to stockholders in connection with such Change in Control or event or if no consideration is paid in respect thereof, the amount determined pursuant to clause (a) or (b), above.
4.Withholding. All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit a participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.
5.Tenure. A participant’s right, if any, to continue to serve the Company or any of its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by designation as a participant under the Plan.
6.Code Section 280G. Except as otherwise expressly provided in any agreement between a participant and the Company or an affiliate, if the receipt of any payment by a participant under the circumstances described above would result in the payment by the participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.
7.Code Section 409A.
a.General. The Company intends that the Plan and all Benefits be construed to avoid the imposition of additional taxes, interest and penalties pursuant to Section 409A of the Code, although in no event shall the Company or any of its affiliates be liable for any additional tax, interest or penalties that may be imposed on a participant under Section 409A of the Code or for any damages for failing to comply with Section 409A of the Code.
b.Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or award agreement, any payments of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a "specified employee" (as defined under Section 409A) as a result of a separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the award agreement) on the day that immediately follows the end of such six-month period or as soon as administratively practicable thereafter. Any remaining payments of nonqualified deferred compensation shall be paid without delay and at the time or times such payments are otherwise scheduled to be made.
c.Separation from Service. A termination of service shall not be deemed to have occurred for purposes of any provision of the Plan or any award agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of service unless such termination is also a "separation from service" within the meaning of Section 409A and the payment thereof prior to a "separation from service" would violate Section 409A.
8.Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
9.No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. The Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
10.Duration, Amendment and Termination. No Benefit shall be granted more than ten years after the Effective Date. The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. Nevertheless, if the Plan has been previously approved by the Company’s stockholders, the Committee may not, without obtaining approval within twelve months before or after such action by such vote of the Company’s stockholders as may be required, amend the Plan if such amendment would: (a) disqualify any Incentive Stock Options granted under the Plan; (b) increase the aggregate number of shares of Common Stock that may be delivered through Stock Options under the Plan; (c) increase either of the maximum amounts which can be paid to an individual participant under the Plan as set forth in Section 5 hereof; or (d) modify the requirements as to eligibility for participation in the Plan. The Committee may amend the terms of any Benefit theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any participant without the participant’s consent.
11.Governing Law. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).
12.Effective Date.
a.The Plan shall be effective as of August 30, 2021, the date on which the Plan was adopted by the Board of Directors (the “Effective Date”).
b.This Plan shall terminate on August 29, 2031 (unless sooner terminated by the Committee).